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Exhibit 23.2           Consent of Axelrod, Smith & Kirshbaum



CONSENT OF COUNSEL:


       The consent of Axelrod, Smith & Kirshbaum is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.